                    [LETTERHEAD OF HARRIS BEACH & WILCOX, LLP]




 August 13, 1996








                                EXHIBIT 5
                                ---------


Iroquois Bancorp, Inc.
115 Genesee Street
Auburn, New York 13021

     RE:  IROQUOIS BANCORP, INC. 1996 STOCK OPTION PLAN
          REGISTRATION STATEMENT ON FORM S-8


Ladies and Gentlemen:

     We have acted as your counsel in connection with a certain Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended for the Iroquois Bancorp, Inc. 1996 Stock Option Plan (the "Plan") on or about July 29, 1996. Such Registration Statement may be amended, from time to time, by one or more amendments at the request of the Commission, or on your own initiative, either before or after its effective date. The Registration Statement, as so amended or to be amended, covers shares of common stock, par value $1.00 (the "Common Stock") of Iroquois Bancorp, Inc. referred to therein.

     We have examined originals or copies, identified to our satisfaction, of such documents and records of Iroquois Bancorp, Inc., and such other documents and records as we have deemed necessary, as a basis for the opinions hereinafter expressed.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that, subject to an order or other appropriate action by the Commission declaring the Registration Statement effective, the Common Stock, when sold pursuant to the terms and conditions of the Plan, will be legally issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                HARRIS BEACH & WILCOX, LLP

                                                by:  /s/ Linda Oldfield
                                                   -----------------------
                                                    Linda Oldfield
LO\jrj

            [LOWER SECTION OF LETTERHEAD OF HARRIS BEACH & WILCOX, LLP]